UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

     FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

  First Community Corporation
     (Exact Name of Registrant As Specified in Its Charter)

   South Carolina
(State or Other Jurisdiction of Incorporation)

   000-28344                                                57-1010751

       (Commission File Number)                 (I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina                  29072
(Address of Principal Executive Offices)               (Zip Code)

   (803) 951-2265

(Registrant's Telephone Number, Including Area Code)

   Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   Results of Operations and Financial Condition

On April 16, 2008, First Community Corporation, holding company for First Community Bank, issued a press release announcing its financial results for the period ended March 31, 2008.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01.   Other Events.

On April 16, 2008, First Community also announced that its Board of Directors declared a $0.08 per share dividend payable to shareholders of record as of April 30, 2008. The dividend will be paid on May 15, 2008.

First Community also previously announced an increase in the number of shares it has authorized for repurchase under its existing stock repurchase plan. The company had already authorized the repurchase of up to 250,000 shares of the company’s common stock on the open market. As of March 31, 2008, 207,513 shares have been repurchased with a total investment of $3.5 million leaving a total of 42,487 shares now available for repurchase under the plan.

The timing, price and quantity of purchases under the plan will be at the discretion of management and the plan may be discontinued, suspended or restarted at any time depending on the facts and circumstances. First Community’s management believes the repurchase plan, depending upon market and business conditions will provide capital management opportunities and build value for First Community’s shareholders.

Attached as Exhibit 99.1 is a copy of the press release relating to the announcement of the share dividend and the stock repurchase plan, which are incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits

(c)       Exhibits

Exhibit

Number           Description

99.1                  Earnings Press Release for the quarter ended March 31, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By: /s/ Joseph G. Sawyer
Name: Joseph G. Sawyer
Title: Chief Financial Officer

Dated:  April 17, 2008

EXHIBIT INDEX

Exhibit Number            Description

99.1        Earnings Press Release the quarter ended March 31, 2008.

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